Exhibit 10.1
SECOND AMENDMENT TO OPTION AND LICENSE AGREEMENT
     This Second Amendment to Option and License Agreement (this “Amendment”) is entered into effective as of January 25, 2007 (the “Effective Date”) by and between Adventrx Pharmaceuticals, Inc., a Delaware corporation formerly known as BioKeys Pharmaceuticals, Inc. and BioKeys, Inc. (the “Company”), and the University of Southern California, a California nonprofit corporation (“USC”).
     WHEREAS, the Company and USC are parties to that certain Option and License Agreement, dated August 17, 2000, as amended pursuant to that certain Amendment to Option and License Agreement between USC and the Company, dated April 21, 2003 (the “Agreement”);
     NOW, THEREFORE, in consideration of the terms and conditions set forth below, the Company and USC hereby agree as follows:
     1. Field of Use. Section 2(c) of the Agreement is hereby amended and restated to read in its entirety to read in full as follows:
“FIELD OF USE’ shall mean diagnosis, treatment and/or prevention of viral infections.”
     2. Patent Prosecution Expenses. Section 7(e) of the Agreement is hereby amended and restated in its entirely to read in full as follows:
“If the Licensee decides to terminate this Agreement pursuant to the second sentence of Paragraph 16, Licensee shall reimburse the reasonable legal expenses incurred by USC for up to one (1) month from the date written notification of termination is sent by Licensee.”
     3. Termination. The third sentence of Section 16(a) of the Agreement is hereby amended and restated in its entirety to read in full as follows:
“Licensee may also terminate this Agreement at any time, for any reason, by providing USC a thirty (30) day written notice and reimbursing the reasonable legal expenses incurred by USC for up to one (1) month from the date written notification of termination is sent by Licensee.”
     4. Termination. A new sentence shall be added at the end of Section 16(a) of the Agreement as follows:
“The foregoing notwithstanding, should Licensee fail to achieve the milestones set forth in Section 26(b), USC shall have the option to terminate this Agreement only by providing written notice of termination to Licensee within one (1) month of the applicable milestone deadline.”
     5. Product Development. Section 26 of the Agreement is hereby amended to include three sections: the existing paragraph shall be designated as 26(a), and a new 26 (b) and 26(c) shall be added as follows:

     “b. Licensee shall file an Investigational New Drug (IND) application with the US FDA (or a foreign equivalent with an equivalent foreign authority in Canada, France, Germany, Sweden, Switzerland or the United Kingdom (collectively, the “European Countries”)) for the PRODUCT no later than ***. Licensee shall initiate at least one clinical trial for the PRODUCT on or before ***. Licensee shall file a New Drug Application (NDA), abbreviated NDA or any successor to such forms with the US FDA (or foreign equivalent of any of the foregoing in one of the European Countries or via the EMEA Centralized Process) for the PRODUCT on or before ***.”
     “c. From time to time as a result of this Agreement, including in connection with the reports and/or during the visits and presentations described in Section 26(a), the Licensee may disclose confidential information relating to Licensee’s business. USC agrees (i) to hold such information in strict confidence and to take reasonable measures to protect such information, (ii) not to divulge such information or any information derived therefrom to any third party and (iii) not to make any use whatsoever at any time of such information other than to evaluate Licensee’s obligations under this Section 26. Anyone to whom USC gives access to such information must have a legitimate “need to know” and be bound in writing by confidentiality and non-use obligations at least as restrictive as those set forth in this Section 26(c). These obligations will continue until such time as such information is publicly known or generally available through no action or inaction of USC or anyone to whom it gave access to such information.”
     6. Internal Reference. The Company and USC agree that any reference in the Agreement to “this Agreement” (or other similar reference) will be a reference to the Agreement, as amended.
     7. Conflicts. Except to the extent amended herein, the Agreement remains in full force and effect.
[Signature page follows]

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

     IN WITNESS WHEREOF, the Company and USC have executed this Second Amendment to Option and License Agreement in duplicate originals effective as of the Effective Date.

COMPANY:	ADVENTRX PHARMACEUTICALS, INC.

	By:	/s/ Evan Levine

	Name:	Evan Levine

	Title:	Chief Executive Officer

USC:	UNIVERSITY OF SOUTHERN CALIFORNIA

	By:	/s/ Dennis F. Dougherty

	Name:	Dennis F. Dougherty

	Title:	Senior Vice President, Finance and CFO

[COUNTERPART SIGNATURE PAGE TO SECOND AMENDMENT TO OPTION AND
LICENSE AGREEMENT]